EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We have issued our report dated January 31, 2003, accompanying the consolidated financial statements contained in the Annual Report of Pacific Mercantile Bancorp and Subsidiaries on Form 10-K for the year ended December 31, 2002.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacific Mercantile Bancorp on Form S-8 (File No. 333-65634).

/s/ G RANT THORNTON LLP

Irvine, California
March 31, 2003